UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 30, 2010, Alpha Natural Resources, Inc. (the "Company") filed its proxy statement (the "Proxy Statement") with respect to its annual meeting of stockholders to be held on May 19, 2010 (the "Annual Meeting") and which Proxy Statement describes the matters to be voted upon at the Annual Meeting, including the approval of the Alpha Natural Resources, Inc. 2010 Long-Term Incentive Plan (the "Plan").

The Company has amended the final sentence of Section 14 of the Plan to read as follows:

"Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Shares, Other Alpha Securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Alpha Securities, or similar transaction(s)), the terms of outstanding Options or SARs may not be amended to reduce the exercise price of such outstanding Options or SARs or cancel outstanding Options or SARs in exchange for Options or SARs or cash or similar securities like stock awards with an exercise price that is less than the exercise price of the original Options or SARs without obtaining stockholder approval."

Except as set forth herein, the remaining text of the Plan has not been amended and is attached as Appendix A to the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA NATURAL RESOURCES, INC.

By: /s/ Vaughn R. Groves
       Vaughn R. Groves
       Executive Vice President and General Counsel

Date: May 10, 2010